Exhibit 99.1

CH-AUTO, A Chinese Electric Vehicle Manufacturing and Design Service Company, Announces Plans To Become A Public Company Via Merger Transaction With Mountain Crest Acquisition Corp. IV

●	CH-AUTO is a Chinese automotive manufacturer headquartered in Beijing, specializing in electric vehicle manufacturing, automotive design service, and automotive parts manufacturing
●	Qiantu K50, initially released in 2018, is China’s first volume produced all-electric super sports car, improving the customer experience by utilizing lightweight materials such as aluminum and composite materials
●	Transaction implies an initial equity value of approximately $1.25 billion for CH-AUTO
●	CH-AUTO Founder and CEO Mr. Qun Lu will become CEO of the publicly traded holding entity; a Mountain Crest representative will join the Board of Directors

BEIJING and NEW YORK – May 2, 2022 – CH-AUTO TECHNOLOGY CORPORATION LTD., a company formed under the laws of the Peoples Republic of China (“CH-AUTO”), an electric vehicle manufacturing and design service company based in China, and Mountain Crest Acquisition Corp. IV (Nasdaq: MCAF) (“Mountain Crest”), a Delaware corporation that was formed as a publicly-traded special purpose acquisition company, today announced they have entered into a definitive merger agreement. Upon closing of the transaction, the combined company will operate under a holding entity named CH AUTO Inc., a Cayman Islands exempted company (“Pubco”) and plans to trade on the Nasdaq Stock Market. The transaction reflects an initial equity value of approximately $1.25 billion. The transaction is expected to close in the fourth quarter of 2022 and Qun Lu, CH-AUTO’s founder and CEO, will continue to lead the holding company as its CEO after closing of the transaction.

CH-AUTO started its business of automotive design service in 2003. CH-AUTO, through its automotive design service, is proud of its contribution to increasing the process of Chinese auto industry’s annual output from 2 million to nearly 30 million vehicles during the past nearly 20 years, along with the transformation of the industry from imitation to innovation. As a design service provider to major mainstream Chinese auto brands such as Geely, Chery, FAW and GAC, CH-AUTO has led and participated in the design and development of more than 100 automobile models. CH-AUTO has also developed in-depth strategic cooperation with GFG Progetti SRL, a leading automobile design company founded by Italian design master Giorgetto Giugiaro, through a joint venture design company in Shanghai in 2019.

In 2015, CH-AUTO established a wholly-owned subsidiary “QIANTU MOTOR” (QT), aiming to build an electric vehicle brand for the global market. In 2018, QIANTU MOTOR’s first all-electric urban super sports car, Qiantu K50, was launched in production. Qiantu K50 is China’s first volume produced all-electric super sports car and uses an aluminum-carbon fiber mechanical structure and a dual-motor all-wheel drive system. In addition, according to CH-AUTO’s records, the unique battery safety management system of QIANTU MOTOR has maintained a record of zero battery fire accidents. CH-AUTO expects to release its Qiantu K20 model targeting the young Gen-Z customers with an affordable price in the second half of 2022.

Mr. Lu commented, “We believe intelligent technology will change the future consumer ecosystem, and our company is collaborating with Tsinghua University Suzhou Automobile Research Institute and Cross-strait Tsinghua Research Institute to develop the next-generation vehicle intelligence system. At the same time, we expect the industrial trend of replacing traditional steel with materials such as aluminum and composite materials will profoundly change the structure of the world’s automobile manufacturing industry. Large multinational auto companies may face significant difficulties in the process of transformation, while we believe that young consumers will welcome the personalized and differentiated experience that such materials bring. QIANTU MOTOR’s vision is to be a leading brand of next-generation vehicles driven by technological innovation.”

Mr. Lu continued, “The past two years have been quite challenging for us. We had to reduce our operations by slowing down the businesses of manufacturing of vehicles and automotive parts. By entering into this definitive merger agreement with Mountain Crest, we expect to see a positive and rebounding impact on CH-AUTO’s finance capabilities, manufacturing and sales activities, and promotion of brand awareness. The entry into the Merger Agreement is an important milestone for CH-AUTO’s business development strategy. Dr. Liu and I are excited about the development prospect for the combined company, and we expect that CH-AUTO will rapidly transform into a leading next-generation automotive company that is built on years of design and manufacturing experience.”

Dr. Suying Liu, Chairman, CEO and CFO of Mountain Crest, commented, “CH-AUTO is a unique and compelling investment opportunity, being one of the first EV automakers in China with proven technology breakthroughs as well as manufacturing innovations, along with its enormous future growth potential through its existing and pipeline vehicle models. I am thrilled to be partnering with Mr. Lu and his exceptional team to bring their vision to fruition.”

Transaction Overview

As part of the transaction, (1) each share of Mountain Crest will be exchanged for one share of Pubco, (2) CH-AUTO shareholders and the pre-existing Pubco shareholders will be entitled to receive approximately 125 million shares valued at $10 per share in Pubco, subject to closing adjustments, and (3) Pubco will assume net debt outstanding of approximately $460 million, for a total purchase price of approximately $1.7 billion. The agreement provides that any additional debt will reduce the purchase price.

The Boards of Directors of each of CH-AUTO and Mountain Crest have approved the transaction. The transaction will require the approval of the stockholders of both Mountain Crest and Pubco, and is subject to other customary closing conditions, including the receipt of certain regulatory approvals. The transaction is expected to close in the fourth quarter of 2022.

Additional information about the proposed transaction, including a copy of the merger agreement, will be provided in a Current Report on Form 8-K to be filed by Mountain Crest with the Securities and Exchange Commission and will be available at www.sec.gov.

Advisors

China Bridge Capital Limited is acting as M&A advisor to CH-AUTO. Wilson Sonsini Goodrich & Rosati, P.C., JunHe LLP, Harneys Group are serving as legal counsel to CH-AUTO. Loeb & Loeb LLP is serving as legal counsel to Mountain Crest.

About CH-AUTO

CH-AUTO is a technology-driven company founded in 2003 and has been an electric vehicle manufacturing and design service company in China. In 2015, CH-AUTO established “QIANTU MOTOR” to enter the electric vehicle market. In 2018, it built a new production facility in Suzhou, China, which replaces the traditional four techniques “Stamping, Welding, Painting & Assembly” of the automobile manufacturing process with just two techniques of “Body and Assembly.” In the same year, QIANTU MOTOR put into production the Qiantu K50 series of all-electric urban supercars. Another series, Qiantu K20, for the young Gen-Z consumers around the world will also be launched in the second half of 2022.

About Mountain Crest

Mountain Crest Acquisition Corp. IV (Nasdaq: MCAF) (“Mountain Crest”) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, Pubco and Mountain Crest intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form F-4 and a proxy statement on Schedule 14A, including a preliminary proxy statement and a definitive proxy statement. Mountain Crest’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials will contain important information about CH-AUTO, Mountain Crest, and the proposed business combination. Promptly after filing its definitive proxy statement relating to the proposed business combination with the SEC, Mountain Crest will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting on the business combination and the other proposals. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement, and other relevant materials filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Mountain Crest and its directors and executive officers may be deemed participants in the solicitation of proxies from Mountain Crest’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Mountain Crest will be included in the proxy statement for the proposed business combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available. Information about Mountain Crest’s directors and executive officers and their ownership of Mountain Crest common stock is set forth in Mountain Crest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed business combination when it becomes available. These documents can be obtained free of charge from the sources indicated above.

CH-AUTO and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Mountain Crest in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Mountain Crest’s and CH-AUTO’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Mountain Crest’s and CH-AUTO’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Mountain Crest’s and CH-AUTO’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against Mountain Crest and CH-AUTO following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Mountain Crest and CH-AUTO, certain regulatory approvals, or satisfy other conditions to closing in the Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 pandemic on CH-AUTO’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain the listing of Pubco’s ordinary shares on Nasdaq following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of CH-AUTO to grow and manage growth profitably, and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that Mountain Crest or CH-AUTO may be adversely affected by other economic, business, and/or competitive factors; (12) risks relating to the uncertainty of the projected financial information with respect to CH-AUTO; (13) risks related to the organic and inorganic growth of CH-AUTO’s business and the timing of expected business milestones; (14) the amount of redemption requests made by Mountain Crest’s stockholders; and (15) other risks and uncertainties indicated from time to time in the final prospectus of Mountain Crest for its initial public offering and the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in Mountain Crest’s other filings with the SEC. Mountain Crest cautions that the foregoing list of factors is not exclusive. Mountain Crest and CH-AUTO caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Mountain Crest and CH-AUTO do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts:

For CH-AUTO TECHNOLOGY CORPORATION LTD.:

Qun Lu

Chairman and CEO

Building 4, AVIC International Industrial Park Area 1, Shijun North Street, Shunyi District, Beijing, China

For Mountain Crest Acquisition Corp. IV:

Dr. Suying Liu

Chairman, CEO, and CFO

311 W 43rd St, 12th Fl, New York, NY 10036, USA

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